Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

September 30, 2017

(Unaudited)

Definitions

Adjusted Fixed Charge Coverage  Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges.
Consolidated Debt  The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements.
Consolidated Gross Assets  The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.
Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements.
EBITDA and Adjusted EBITDA  Earnings before interest, taxes, depreciation and amortization for the Company. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, loss on debt extinguishments, severance-related charges, litigation provision, gain upon consolidation of JV and foreign currency exchange gains (losses). The Company considers EBITDA and Adjusted EBITDA important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate the Company’s operating performance. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDA and Adjusted EBITDA.
Financial Leverage Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges  Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds Available for Distribution (“FAD”)  FAD is defined as FFO as adjusted after excluding the impact of the following: (i) amortization of acquired market lease intangibles, net, (ii) amortization of deferred compensation expense, (iii) amortization of deferred financing costs, net, (iv) straight-line rents, (v) non-cash interest and depreciation related to DFLs and lease incentive amortization (reduction of straight-line rents) and (vi) deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, FAD: (i) is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements, and (ii) includes lease restructure payments and adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures and those related to CCRC non-refundable entrance fees. Adjustments for joint ventures are calculated to reflect the Company’s pro-rata share of both its consolidated and unconsolidated joint ventures. The Company reflects its share of FAD for unconsolidated joint ventures by applying its actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. The Company reflects its share for consolidated joint ventures in which it does not own 100% of the equity by adjusting its FAD to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods (see FFO below for further disclosure regarding our use of pro-rata share information and its limitations). Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, the Company’s FAD may not be comparable to those reported by other REITs. Although the Company’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s performance and is frequently used by analysts, investors, and other interested parties in the evaluation of the Company’s performance as a REIT. The Company believes FAD is an alternative run-rate earnings measure that improves the understanding of its operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods and (iii) results among REITS more meaningful. FAD does not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as it excludes the following items which generally flow through the Company’s cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, (iv) severance-related expenses and (v) actual cash receipts from interest income recognized on loans receivable (in contrast to our FAD adjustment to exclude non-cash interest and depreciation related to our investments in direct financing leases). Furthermore, FAD is adjusted for recurring capital expenditures, which are generally not considered when

2

Definitions

determining cash flows from operations or liquidity. FAD is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP.
Funds From Operations (“FFO”), FFO as adjusted and Comparable FFO as adjusted  The Company believes FFO applicable to common shares, diluted FFO applicable to common shares, and diluted FFO per common share are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the REIT industry to address this issue.
FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate, plus real estate and other depreciation and amortization, and adjustments to compute the Company’s share of FFO and FFO as adjusted (see below) from joint ventures. Adjustments for joint ventures are calculated to reflect the Company’s pro-rata share of both our consolidated and unconsolidated joint ventures. The Company reflects its share of FFO for unconsolidated joint ventures by applying its actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. The Company’s reflects its share for consolidated joint ventures in which it does not own 100% of the equity by adjusting its FFO to remove the third party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. The Company’s pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect its proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of reconciling items included in FFO (see above) do not represent its legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital. See NOI above for further discussion regarding the use of pro-rata share information and its limitations.
FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). The Company computes FFO in accordance with the current NAREIT definition; however, other REITs may report FFO differently or have a different interpretation of the current NAREIT definition from the Company’s.
In addition, the Company presents FFO before the impact of non-comparable items including, but not limited to, casualty-related charges (recoveries), severance and related charges, litigation costs, preferred stock redemption charges, impairments (recoveries) of non-depreciable assets, prepayment costs (benefits) associated with early retirement or payment of debt, foreign currency remeasurement losses (gains) and transaction-related items (“FFO as adjusted”). Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Transaction-related items include expensed acquisition and pursuit costs and gains/charges incurred as a result of mergers and acquisitions and lease amendment or termination activities. Management believes that FFO as adjusted provides a meaningful supplemental measurement of the Company’s FFO run-rate and is frequently used by analysts, investors and other interested parties in the evaluation of our performance as a REIT. At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” The Company believes stockholders, potential investors and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes, in addition to adjustments made to arrive at the NAREIT defined measure of FFO, other adjustments to net income (loss). FFO as adjusted is used by management in analyzing our business and the performance of the Company’s properties, and management believes it is important that stockholders, potential investors and financial analysts understand this measure used by management. The Company uses FFO as adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of its management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess its performance as compared with similar real estate companies and the industry in general and (v) evaluate how a specific potential investment will impact its future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, the Company’s FFO as adjusted may not be comparable to those reported by other REITs.
In addition, the Company presents Comparable FFO as adjusted, which excludes FFO as adjusted from Quality Care Properties, Inc. (“QCP”) and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the period presented. Comparable FFO as adjusted allows management to evaluate the performance of the Company’s remaining real estate portfolio following the completion of the QCP spin-off.
Investment  Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities; and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development. Investment also includes the Company’s pro rata share of the real

3

Definitions

estate assets and intangibles held in the Company’s unconsolidated JVs, presented on the same basis. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period.
Net Debt  Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated JVs. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.
Net Debt to Adjusted EBITDA  Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income from Continuing Operations (“NOI”) and Cash NOI  NOI and Cash NOI are non-GAAP supplemental financial measures used to evaluate the operating performance of real estate. The Company includes properties from its consolidated portfolio, as well as its pro-rata share of properties owned by its unconsolidated joint ventures in its NOI and Cash NOI. The Company believes providing this information assists investors and analysts in estimating the economic interest in its total portfolio of real estate. The Company’s pro-rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect its proportionate economic interest in the operating results of properties in its portfolio and is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of revenues and expenses included in NOI (see below) do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro-rata information has limitations, which include, but are not limited to, the following (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent the Company’s legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro-rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro-rata financial information should not be considered independently or as a substitute for the Company’s financial statements as reported under GAAP. The Company compensates for these limitations by relying primarily on its GAAP financial statements, using the pro-rata financial information as a supplement.
NOI is defined as rental and related revenues, including tenant recoveries, resident fees and services, and income from DFLs, less property level operating expenses; NOI excludes all other financial statement amounts included in net income (loss). Management believes NOI provides relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. Cash NOI is calculated as NOI after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, non-refundable entrance fees, net of entrance fee amortization and lease termination fees and the impact of deferred community fee income and expense. The adjustments to NOI and resulting Adjusted NOI for SHOP have been restated for prior periods presented to conform to the current period presentation for the adjustment to exclude the impact of deferred community fee income and expense, resulting in recognition as cash is received and expenses are paid. Cash NOI is oftentimes also referred to as “Adjusted NOI.” The Company uses NOI and Cash NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate its same property portfolio (“SPP”), as described below. The Company believes that net income (loss) is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, the Company’s definition of NOI may not be comparable to the definition used by other REITs or real estate companies, as they may use different methodologies for calculating NOI.
Operating expenses generally relate to leased medical office and life science properties and senior housing RIDEA properties. The Company generally recovers all or a portion of its leased medical office and life science property expenses through tenant recoveries. The Company presents expenses as operating or general and administrative based on the underlying nature of the expense. Periodically, the Company reviews the classification of expenses between categories and make revisions based on changes in the underlying nature of the expenses.
Revenue Per Occupied Room ("REVPOR") SHOP REVPOR SHOP is a non-GAAP supplemental financial measures used to evaluate the revenue-generating capacity and profit potential of its SHOP assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of the Company's SHOP assets. REVPOR SHOP represents the three-month average REVPOR for the most recent calendar quarter available weighted to reflect the Company's share. REVPOR SHOP excludes newly completed facilities under lease-up, facilities sold, acquired or transitioned to a new operating structure.
Same Property Portfolio SPP NOI and Cash NOI information allows the Company to evaluate the performance of its property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties. The Company includes properties from its consolidated portfolio, as well as properties owned by its unconsolidated joint ventures in SPP NOI and Cash NOI (see NOI above for further discussion regarding the Company's use of pro-rata share information and its limitations). SPP NOI excludes (i) certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis

4

Definitions

and (ii) entrance fees and related activity such as deferred expenses, reserves and management fees related to entrance fees. SPP NOI for properties that undergo a change in ownership is reported based on the current ownership percentage.
Properties are included in SPP once they are stabilized for the full period in both comparison periods. Newly acquired operating assets are generally considered stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. A property is removed from our SPP when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations or changes its reporting structure (such as triple-net to SHOP).
Secured Debt Ratio  Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments  The Company’s portfolio is comprised of investments in the following healthcare segments: (i) senior housing triple-net, (ii) senior housing operating portfolio (“SHOP”), (iii) life science (iv) medical office and (v) other non-reportable segments (“Other”).
Total Cash Operating Expenses Consolidated cash operating expenses plus the Company’s pro rata share of cash operating expenses from its unconsolidated JVs. Total cash operating expenses represents property level operating expenses after eliminating the effects of straight-line rents, lease termination fees and the impact of deferred community fee expense. Total cash operating expenses is a supplemental measure used to evaluate the operating performance of its real estate. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of cash operating expenses do not represent its legal obligation to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
Total Cash Rental and Operating Revenues Consolidated cash rental and operating revenue plus the Company’s pro rata share of cash rental and operating revenue from its unconsolidated JVs. Total cash rental and operating revenue represents rental and related revenues, tenant recoveries, resident fees and services and income from DFLs after eliminating the effects of straight-line rents, DFL non-cash interest, amortization of market lease intangibles, non-refundable entrance fees, net of entrance fee amortization, lease termination fees and the impact of deferred community fee income. Total cash rental and operating revenue is a supplemental measure used to evaluate the operating performance of its real estate. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of cash rental and operating revenue do not represent its legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
Total Debt  Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated JVs. Total Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of Total Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Total Gross Assets  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization. Total Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period.
Total Rental and Operating Revenues  Consolidated rental and operating revenue plus the Company’s pro rata share of rental and operating revenue from its unconsolidated JVs. Total rental and operating revenue is a supplemental measure used to evaluate the operating performance of its real estate. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of rental and operating revenue do not represent its legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.

5

Definitions

Total Operating Expenses  Consolidated operating expenses plus the Company’s pro rata share of operating expenses from its unconsolidated JVs. Total operating expenses is a supplemental measure used to evaluate the operating performance of its real estate. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period. The Company does not control the unconsolidated joint ventures, and the pro-rata presentations of operating expenses do not represent its legal obligation to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
Total Secured Debt  Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated JVs. Total Secured Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company’s pro rata share information is calculated by applying its actual ownership percentage for the period and excludes debt funded by the Company to its JVs. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

6

Reconciliations
In thousands, except per share data

Funds From Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income (loss) applicable to common shares	$(7,788)	$150,924	$472,311	$568,109
Real estate related depreciation and amortization	130,588	142,874	397,893	425,582
Real estate related depreciation and amortization on unconsolidated joint ventures	16,358	12,607	47,711	36,347
Real estate related depreciation and amortization on noncontrolling interests and other	(3,678)	(5,270)	(11,711)	(15,708)
Other depreciation and amortization(1)	2,360	2,986	7,718	8,922
Loss (gain) on sales of real estate, net	(5,182)	9	(322,852)	(119,605)
Loss (gain) on sales of real estate, net on unconsolidated joint ventures	—	—	—	(215)
Loss (gain) on sales of real estate, net on noncontrolling interests	—	—	—	(2)
Taxes associated with real estate dispositions(2)	—	257	(5,498)	53,434
Impairments (recoveries) of real estate, net(3)	22,590	—	22,590	—
FFO applicable to common shares	$155,248	$304,387	$608,162	$956,864
Distributions on dilutive convertible units and other	—	2,376	5,250	10,622
Diluted FFO applicable to common shares	$155,248	$306,763	$613,412	$967,486
Weighted average shares used to calculate diluted FFO per common share	469,156	471,994	473,519	473,011
Impact of adjustments to FFO:
Transaction-related items(4)	$580	$17,568	$2,476	$34,570
Other impairments (recoveries), net(5)	2,738	—	8,526	—
Severance and related charges(6)	3,889	14,464	3,889	14,464
Loss on debt extinguishments(7)	54,227	—	54,227	—
Litigation costs	2,303	—	7,507	—
Casualty-related charges (recoveries), net(8)	8,925	—	8,925	—
Foreign currency remeasurement losses (gains)	(141)	94	(986)	268
	$72,521	$32,126	$84,564	$49,302
FFO as adjusted applicable to common shares	$227,769	$336,513	$692,726	$1,006,166
Distributions on dilutive convertible units and other	1,493	3,467	5,095	10,549
Diluted FFO as adjusted applicable to common shares	$229,262	$339,980	$697,821	$1,016,715
Weighted average shares used to calculate diluted FFO as adjusted per common share	473,836	473,692	473,519	473,011
FFO as adjusted from QCP	$—	$101,549	$—	$301,393
Diluted Comparable FFO as adjusted applicable to common shares(9)	$229,262	$238,431	$697,821	$715,322
Diluted earnings per common share	$(0.02)	$0.32	$1.01	$1.22
Depreciation and amortization	0.28	0.30	0.84	0.90
Depreciation and amortization on unconsolidated joint ventures	0.03	0.03	0.09	0.08
Depreciation and amortization on noncontrolling interests and other	(0.01)	(0.01)	(0.02)	(0.03)
Other depreciation and amortization(1)	0.01	0.01	0.02	0.02
Loss (gain) on sales of real estate, net	(0.01)	—	(0.68)	(0.25)
Taxes associated with real estate dispositions(2)	—	—	(0.01)	0.11
Impairments (recoveries) of real estate, net(3)	0.05	—	0.05	—
Diluted FFO per common shares	$0.33	$0.65	$1.30	$2.05
Transaction-related items(4)	—	0.04	—	0.07
Other impairments (recoveries), net(5)	0.01	—	0.02	—
Severance and related charges(6)	0.01	0.03	0.01	0.03
Loss on debt extinguishments(7)	0.11	—	0.11	—
Litigation costs	—	—	0.01	—
Casualty-related charges (recoveries), net(8)	0.02	—	0.02	—
FFO as adjusted applicable to common shares	$0.48	$0.72	$1.47	$2.15
FFO as adjusted from QCP per common share	—	(0.22)	—	(0.64)
Diluted Comparable FFO as adjusted per common share(9)	$0.48	$0.50	$1.47	$1.51

7

Reconciliations
In thousands

Funds Available for Distribution

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
FFO as adjusted applicable to common shares	$227,769	$336,513	$692,726	$1,006,166
Amortization of deferred compensation(10)	3,237	3,389	10,329	12,894
Amortization of deferred financing costs	3,439	5,037	11,141	15,598
Straight-line rents	(4,060)	(3,295)	(12,236)	(14,412)
Other depreciation and amortization	(2,360)	(2,986)	(7,718)	(8,921)
Leasing costs, tenant improvements, and recurring capital expenditures(11)	(28,783)	(23,822)	(79,903)	(66,176)
Lease restructure payments	311	1,868	1,165	14,480
CCRC entrance fees(12)	6,074	4,975	14,436	16,524
Deferred income taxes(13)	(3,807)	(3,431)	(10,523)	(8,977)
Other FAD adjustments	587	(708)	1,692	(2,739)
FAD applicable to common shares	$202,407	$317,540	$621,109	$964,437
Distributions on dilutive convertible units and other	1,596	3,513	5,250	10,622
Diluted FAD applicable to common shares	$204,003	$321,053	$626,359	$975,059
______________________________________

(1)
Other depreciation and amortization includes DFL depreciation and lease incentive amortization (reduction of straight-line rents) for the consideration given to terminate the 30 purchase options on the 153-property amended lease portfolio in the 2014 Brookdale transaction.

(2)
For the nine months ended September 30, 2017, represents income tax benefit associated with the disposition of real estate assets in our RIDEA II transaction. For the nine months ended September 30, 2016, represents income tax expense associated with the state built-in gain tax payable upon the disposition of specific real estate assets, of which $49 million relates to the HCRMC real estate portfolio.

(3)	Represents impairments on 11 senior housing triple-net facilities.

(4)
On January 1, 2017, we early adopted the Financial Accounting Standards Board Accounting Standards Update No. 2017-01, Clarifying the Definition of a Business (“ASU 2017-01”) which prospectively results in recognizing the majority of our real estate acquisitions as asset acquisitions rather than business combinations. Acquisition and pursuit costs relating to completed asset acquisitions are capitalized, including those costs incurred prior to January 1, 2017. Real estate acquisitions completed prior to January 1, 2017 were deemed business combinations and the related acquisition and pursuit costs were expensed as incurred. For the three and nine months ended September 30, 2016, primarily relates to the QCP spin-off.

(5)
For the three months ended September 30, 2017, relates to the impairment of our Tandem Mezzanine Loan. For the nine months ended September 30, 2017, relates to the impairments of our Tandem Mezzanine Loan, net of the impairment recovery upon the sale of our Four Seasons Notes in the first quarter of 2017.

(6)
For the three months ended September 30, 2017, primarily relates to the departure of our former Executive Vice President and Chief Accounting Officer. For the three months ended September 30, 2016, primarily relates to the departure of our former President and Chief Executive Officer.

(7)	Represents the premium associated with the prepayment of $500 million of senior unsecured notes.

(8)	Includes $11 million of casualty-related charges and a $2 million deferred income tax benefit.

(9)
Excludes FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the earliest period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the QCP spin-off.

(10)
Excludes $0.5 million related to the acceleration of deferred compensation for restricted stock units that vested upon the departure of our former Executive Vice President and Chief Accounting Officer, which is included in the severance and related charges for the three and nine months ended September 30, 2017. Excludes $6 million related to the acceleration of deferred compensation for restricted stock units and stock options that vested upon the departure of our former President and Chief Executive Officer, which is included in severance and related charges for the three and nine months ended September 30, 2016.

(11)	Includes our share of leasing costs and tenant and capital improvements from unconsolidated joint ventures.

(12)	Represents our 49% share of non-refundable entrance fees as the fees are collected by our CCRC JV, net of reserves and CCRC JV entrance fee amortization.

(13)	Excludes $2 million of deferred tax benefit from the casualty-related charges, which is included in casualty-related charges (recoveries), net for the three and nine months ended September 30, 2017.

8

Reconciliations

Projected Future Operations(1)

	Full Year 2017
	Low	High
Diluted earnings per common share	$1.16	$1.20
Real estate related depreciation and amortization	1.14	1.14
Real estate related depreciation and amortization on joint ventures	0.10	0.10
Other depreciation and amortization	0.02	0.02
Gain on sales of real estate, net	(0.72)	(0.72)
Taxes associated with real estate disposition	(0.01)	(0.01)
Impairments (recoveries) of real estate, net	0.05	0.05
Diluted FFO per common share	$1.74	$1.78
Transaction-related items and other(2)	0.01	0.01
Other impairments (recoveries), net	0.02	0.02
Loss on debt extinguishments	0.11	0.11
Litigation costs	0.02	0.02
Casualty-related charges (recoveries), net	0.02	0.02
Diluted FFO as adjusted per common share	$1.92	$1.96
 ______________________________________

(1)
The foregoing projections reflect management’s view as of November 2, 2017 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in the Company’s earnings press release for the quarter ended September 30, 2017 that was issued on November 2, 2017. EPS and FFO per share projections do not yet reflect the non-cash accounting impact of the Brookdale transactions. Additionally, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of its contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. The Company’s actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of November 2, 2017. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Transaction-related items and other includes: (i) severance and related charges and (ii) foreign currency remeasurement gains (losses).

9

Reconciliations
In millions

Projected Cash NOI Plus Interest Income, SPP NOI and SPP Cash NOI(1) (2)
For the projected full year 2017 (low)

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$326	$241	$280	$291	$108	$1,248
Interest income	—	—	—	—	62	62
Cash NOI plus interest income	326	241	280	291	171	1,310
Interest income	—	—	—	—	(62)	(62)
Non-cash adjustments to cash NOI(3)	2	(16)	3	3	4	(2)
NOI	328	225	283	294	113	1,245
Non-SPP NOI	(45)	(45)	(39)	(43)	(2)	(174)
SPP NOI	284	180	244	251	111	1,071
Adjustments to SPP NOI(3)	7	—	4	2	(4)	7
SPP cash NOI	$290	$180	$248	$253	$106	1,079
Addback adjustments(4)						167
Other income and expenses(5)						293
Costs and expenses(6)						(985)
Net Income						$554

For the projected full year 2017 (high)

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$330	$247	$283	$294	$110	$1,262
Interest income	—	—	—	—	63	63
Cash NOI plus interest income	330	247	283	294	173	1,325
Interest income	—	—	—	—	(63)	(63)
Non-cash adjustments to cash NOI(3)	2	(16)	3	3	4	(2)
NOI	333	230	286	297	114	1,260
Non-SPP NOI	(46)	(46)	(39)	(44)	(2)	(178)
SPP NOI	286	184	247	253	112	1,082
Adjustments to SPP NOI(3)	7	—	4	2	(4)	7
SPP cash NOI	$293	$184	$251	$256	$107	1,089
Addback adjustments(4)						170
Other income and expenses(5)						295
Costs and expenses(6)						(982)
Net Income						$573

10

Reconciliations
In millions

For the year ended December 31, 2016

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Cash NOI	$409	$261	$289	$270	$120	$1,349
Interest income	—	—	—	—	89	89
Cash NOI plus interest income	409	261	289	270	209	1,438
Interest income	—	—	—	—	(89)	(89)
Non-cash adjustments to cash NOI(3)	7	(17)	3	4	3	—
NOI	416	244	292	274	123	1,349
Non-SPP NOI	(138)	(58)	(52)	(27)	(15)	(290)
SPP NOI	278	186	240	247	108	1,059
Adjustments to SPP NOI(3)	(2)	(2)	—	—	(3)	(7)
SPP cash NOI	$276	$184	$240	$247	$105	1,052
Addback adjustments(4)						297
Other income and expenses(5)						217
Costs and expenses(6)						(1,192)
Discontinued operations						266
Net Income						$640

Projected SPP NOI change for the full year 2017

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Low	2.0%	(2.9)%	2.0%	1.4%	2.0%	1.2%
High	3.0%	(0.9)%	3.0%	2.4%	3.0%	2.2%

Projected SPP cash NOI change for the full year 2017

	Senior Housing Triple-Net	SHOP	Life Science	Medical Office	Other	Total
Low	5.0%	(2.0)%	3.5%	2.5%	0.8%	2.5%
High	6.0%	—%	4.5%	3.5%	1.8%	3.5%
 ______________________________________

(1)
The foregoing projections reflect management’s view as of November 2, 2017 of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in the Company’s earnings press release for the quarter ended September 30, 2017 that was issued on November 2, 2017. EPS and FFO per share projections do not yet reflect the non-cash accounting impact of the Brookdale transactions. Additionally, these projections do not reflect the impact of unannounced future transactions, except as described herein, other impairments or recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of its contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, or larger than expected litigation settlements and related expenses related to existing or future litigation matters. The Company’s actual results may differ materially from the projections set forth above. The aforementioned ranges represent management’s best estimates based upon the underlying assumptions as of November 2, 2017. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)	Does not foot due to rounding and adjustments made to Total SPP to the high and low ranges reported by segment.

(3)
Represents straight-line rents, DFL non-cash interest, amortization of market lease intangibles, net, the deferral of community fees, net of amortization, lease termination fees and non-refundable entrance fees as the fees are collected by the Company’s CCRC JV, net of CCRC JV entrance fee amortization.

(4)	Represents non-SPP NOI and adjustments to SPP NOI.

(5)
Represents interest income, gain on sales of real estate, net, other income (expense), net, recoveries (impairments), net, income taxes and equity income (loss) from unconsolidated joint ventures, excluding NOI.

(6)	Represents interest expense, depreciation and amortization, general and administrative expenses, acquisition and pursuit costs, and loss on debt extinguishments.

11

Reconciliations
In thousands

Total Gross Assets and Investment

	September 30, 2017
	Senior Housing Triple-net	SHOP		Life Science	Medical Office	Other	Corporate Non-segment	Total
Consolidated total assets	$3,255,552	$2,818,619		$3,573,798	$2,976,033	$1,266,193	$13,886	$13,904,081
Investments in and advances to unconsolidated JVs	—	(743,159)		(64,110)	(13,636)	(1,464)	—	(822,369)
Accumulated depreciation and amortization	758,356	399,836		807,709	988,187	199,867	124	3,154,079
Consolidated Gross Assets	$4,013,908	$2,475,296		$4,317,397	$3,950,584	$1,464,596	$14,010	$16,235,791
HCP's share of unconsolidated JV gross assets	—	1,478,433		24,411	19,694	10,262	—	1,532,800
Total Gross Assets	$4,013,908	$3,953,729	—	$4,341,808	$3,970,278	$1,474,858	$14,010	$17,768,591
Land held for development	—	—		(226,857)	(946)	(3,642)	—	(231,445)
Fully depreciated real estate and intangibles	60,763	24,536		247,058	317,173	9,638	—	659,168
Non-real estate related assets(1)	(227,979)	(430,600)		(123,115)	(161,133)	(75,488)	(14,010)	(1,032,325)
Real estate intangible liabilities	(45,227)	(1,003)		(107,504)	(66,337)	(25,513)	—	(245,584)
Investment	$3,801,465	$3,546,662		$4,131,390	$4,059,035	$1,379,853	$—	$16,918,405

Investment by Type:
Wholly-owned	3,801,465	2,349,835		4,043,419	4,049,157	1,370,703	—	15,614,579
HCP's share of unconsolidated JVs	—	1,196,827		87,971	9,878	9,150	—	1,303,826
Investment	$3,801,465	$3,546,662		$4,131,390	$4,059,035	$1,379,853	$—	$16,918,405
______________________________________

(1)
Includes straight-line rent receivables, net of reserves; lease commissions, net of amortization; cash and restricted cash; the value attributable to refundable entrance fee liabilities for the Company’s CCRC JV and other assets.

12

Reconciliations
In thousands

Total Rental and Operating Revenue

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Senior housing triple-net	$104,263	$103,129	$100,034	$78,079	$77,220
SHOP	170,739	186,118	140,228	125,416	126,040
Life science	90,847	88,543	85,321	86,730	90,174
Medical office	113,653	114,398	118,371	119,164	119,847
Other	30,571	30,252	29,883	28,670	28,968
Consolidated rental and operating revenue	$510,073	$522,440	$473,837	$438,059	$442,249
SHOP	50,973	52,167	76,364	81,368	81,936
Life science	1,929	1,971	1,940	2,004	2,031
Medical office	502	492	489	496	496
Other	410	394	418	417	421
HCP’s share of unconsolidated JVs rental and operating revenue	$53,814	$55,024	$79,211	$84,285	$84,884
Senior housing triple-net	104,263	103,129	100,034	78,079	77,220
SHOP	221,712	238,285	216,592	206,784	207,976
Life science	92,776	90,514	87,261	88,734	92,205
Medical office	114,155	114,890	118,860	119,660	120,343
Other	30,981	30,646	30,301	29,087	29,389
Total rental and operating revenue	$563,887	$577,464	$553,048	$522,344	$527,133
Senior housing triple-net	(997)	905	(1,833)	(419)	(613)
SHOP	4,779	4,798	3,607	4,812	5,218
Life science	(344)	(1,489)	(277)	(110)	(770)
Medical office	(1,445)	(1,824)	(1,653)	(1,484)	(1,297)
Other	(1,140)	(1,095)	(1,012)	(864)	(1,283)
Non-cash adjustments to total rental and operating revenues	$853	$1,295	$(1,168)	$1,935	$1,255
Senior housing triple-net	103,266	104,034	98,201	77,660	76,607
SHOP	226,491	243,083	220,199	211,596	213,194
Life science	92,432	89,025	86,984	88,624	91,435
Medical office	112,710	113,066	117,207	118,176	119,046
Other	29,841	29,551	29,289	28,223	28,106
Total cash rental and operating revenues	$564,740	$578,759	$551,880	$524,279	$528,388
Senior housing triple-net	(28,984)	(26,254)	(23,799)	(839)	(284)
SHOP	(61,557)	(77,328)	(50,493)	(43,507)	(45,520)
Life science	(16,580)	(13,463)	(9,935)	(9,770)	(11,649)
Medical office	(12,613)	(13,673)	(16,959)	(16,598)	(16,694)
Other	(1,987)	(1,592)	(722)	153	(13)
Non-SPP total cash rental and operating revenues	$(121,721)	$(132,310)	$(101,908)	$(70,561)	$(74,160)
Senior housing triple-net	74,282	77,780	74,402	76,821	76,323
SHOP	164,934	165,755	169,706	168,089	167,674
Life science	75,852	75,562	77,049	78,854	79,786
Medical office	100,097	99,393	100,248	101,578	102,352
Other	27,854	27,959	28,567	28,376	28,093
Total cash rental and operating revenues - SPP	$443,019	$446,449	$449,972	$453,718	$454,228

13

Reconciliations
In thousands

Total Operating Expenses

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Senior housing triple-net	$1,795	$1,197	$1,111	$882	$934
SHOP	121,502	129,921	94,539	85,866	86,821
Life science	18,487	19,287	17,319	18,744	19,960
Medical office	44,738	43,972	44,864	46,581	46,486
Other	1,190	1,271	1,248	1,090	1,137
Consolidated operating expenses	$187,712	$195,648	$159,081	$153,163	$155,338
SHOP	42,463	41,547	59,527	65,487	65,035
Life science	406	429	371	429	433
Medical office	148	143	142	146	143
Other	20	18	19	19	20
HCP’s share of unconsolidated JVs operating expenses	$43,037	$42,137	$60,059	$66,081	$65,631
Senior housing triple-net	1,795	1,197	1,111	882	934
SHOP	163,965	171,468	154,066	151,353	151,856
Life science	18,893	19,716	17,690	19,173	20,393
Medical office	44,886	44,115	45,006	46,727	46,629
Other	1,210	1,289	1,267	1,109	1,157
Total operating expenses	$230,749	$237,785	$219,140	$219,244	$220,969
Senior housing triple-net	6	7	6	(13)	(13)
SHOP	698	—	453	289	667
Life science	(30)	(31)	(21)	(19)	(19)
Medical office	(631)	(629)	(684)	(715)	(715)
Non-cash adjustments to total operating expenses	$43	$(653)	$(246)	$(458)	$(80)
Senior housing triple-net	1,801	1,204	1,117	869	921
SHOP	164,663	171,468	154,519	151,642	152,523
Life science	18,863	19,685	17,669	19,154	20,374
Medical office	44,255	43,486	44,322	46,012	45,914
Other	1,210	1,289	1,267	1,109	1,157
Total cash operating expenses	$230,792	$237,132	$218,894	$218,786	$220,889
Senior housing triple-net	(1,655)	(1,471)	(980)	(732)	(746)
SHOP	(43,203)	(53,809)	(34,309)	(28,708)	(30,621)
Life science	(3,507)	(3,803)	(2,852)	(2,892)	(3,508)
Medical office	(6,769)	(7,543)	(7,815)	(8,221)	(7,760)
Other	—	(48)	(43)	(43)	(43)
Non-SPP total operating expenses	$(55,134)	$(66,674)	$(45,999)	$(40,596)	$(42,678)
Senior housing triple-net	146	(267)	137	137	175
SHOP	121,460	117,659	120,210	122,934	121,902
Life science	15,356	15,882	14,817	16,262	16,866
Medical office	37,486	35,943	36,507	37,791	38,154
Other	1,210	1,241	1,224	1,066	1,114
Total cash operating expenses - SPP	$175,658	$170,458	$172,895	$178,190	$178,211

14

Reconciliations
In thousands

EBITDA and Adjusted EBITDA

Three Months Ended
September 30, 2017
Net income	$(5,720)
Interest expense	71,328
Income tax expense (benefit)	(5,481)
Depreciation and amortization	130,588
HCP’s share of unconsolidated JVs:
Interest expense	1,741
Income tax expense (benefit)	45
Depreciation and amortization	16,358
Other JV adjustments	(752)
EBITDA	$208,107

Transaction-related items	580
Loss on debt extinguishments	54,227
Real estate impairments (recoveries), net	22,590
Other impairments (recoveries), net	2,738
Loss (gain) on sales of real estate, net	(5,182)
Severance and related charges	3,889
Litigation costs	2,303
Casualty-related charges (recoveries), net(1)	10,973
Foreign currency remeasurement losses (gains)	(141)
Adjusted EBITDA	$300,084
  ______________________________________

(1)	Represents property damage and associated costs, inclusive of the Company’s share from its unconsolidated JVs, offset by insurance receivable.

15

Reconciliations
In thousands

Financial Leverage

September 30, 2017
Total Debt	$7,812,948
Total Gross Assets	17,768,591
Financial Leverage	44.0%

Secured Debt Ratio

September 30, 2017
Mortgage debt	$145,417
HCP's share of unconsolidated JV mortgage debt	165,883
Secured debt	311,300
Total Gross Assets	17,768,591
Secured Debt Ratio	1.8%

Net Debt to Adjusted EBITDA

September 30, 2017
Net Debt	$7,641,267
Annualized Adjusted EBITDA(1)	1,200,336
Net Debt to Adjusted EBITDA	6.4x
 ______________________________________

(1)	Represents the current quarter Adjusted EBITDA multiplied by a factor of four.

16

Reconciliations
In thousands

Adjusted Fixed Charge Coverage

Three Months Ended September 30, 2017
Adjusted EBITDA	$300,084
Interest expense	71,328
HCP’s share of unconsolidated JV interest expense	1,741
Capitalized interest	4,978
Fixed charges	$78,047

Adjusted fixed charge coverage	3.8x

Total Debt and Net Debt

September 30, 2017
Bank line of credit(1)	$605,837
Term loan(2)	226,205
Senior unsecured notes	6,393,926
Mortgage debt	145,417
Other debt	94,818
Consolidated debt	$7,466,203
HCP's share of unconsolidated JV mortgage debt	165,883
HCP's share of unconsolidated JV other debt	180,862
Total debt	$7,812,948
Cash and cash equivalents	(133,887)
HCP's share of unconsolidated JV cash and cash equivalents	(37,794)
Net debt	$7,641,267
  ______________________________________

(1)	Includes £105 million translated into U.S. dollars (“USD”).

(2)	Represents £169 million translated into USD.

17

Reconciliations
In thousands

Segment Cash NOI plus Interest Income and Same Property Performance
Total Consolidated

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Net Income (loss)	$154,039	$61,300	$464,177	$22,101	$(5,720)
Interest income	(20,482)	(17,510)	(18,331)	(20,869)	(11,774)
Interest expense	117,860	103,148	86,718	77,788	71,328
Depreciation and amortization	141,407	146,927	136,554	130,751	130,588
General and administrative	34,781	20,600	22,478	21,286	23,523
Acquisition and pursuit costs	2,763	3,760	1,057	867	580
Loss (gain) on sales of real estate, net	9	(45,093)	(317,258)	(412)	(5,182)
Impairments (recoveries), net	—	—	—	56,682	25,328
Other expense (income), net	(1,432)	1,410	(51,208)	(71)	10,556
Loss on debt extinguishments	—	46,020	—	—	54,227
Income tax expense (benefit)	(424)	3,372	(6,162)	(2,987)	(5,481)
Equity loss (income) from unconsolidated JVs	2,053	(15,388)	(3,269)	(240)	(1,062)
Discontinued operations	(108,213)	18,246	—	—	—
HCP's share of unconsolidated JVs:
Revenues	53,814	55,024	79,211	84,285	84,884
Operating expenses	(43,037)	(42,137)	(60,059)	(66,081)	(65,631)
NOI	$333,138	$339,679	$333,908	$303,100	$306,164
Adjustment to NOI	810	1,948	(922)	2,393	1,335
Cash NOI	$333,948	$341,627	$332,986	$305,493	$307,499
Interest income	20,482	17,510	18,331	20,869	11,774
Cash NOI plus interest income	$354,430	$359,137	$351,317	$326,362	$319,273
Interest income	(20,482)	(17,510)	(18,331)	(20,869)	(11,774)
Adjustment to NOI	(810)	(1,948)	922	(2,393)	(1,335)
FX adjustment - GAAP SPP	(25)	415	426	181	—
Non-SPP NOI	(64,658)	(62,733)	(55,297)	(28,588)	(31,005)
SPP NOI	$268,455	$277,361	$279,037	$274,693	$275,159
Adjustment to SPP NOI	(1,073)	(1,744)	(2,344)	670	858
FX adjustment - Cash SPP	(21)	374	384	165	—
SPP cash NOI	$267,361	$275,991	$277,077	$275,528	$276,017

Senior Housing Triple-Net

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Net Income (loss)	$67,794	$91,688	$340,349	$50,817	$50,093
Interest expense	644	640	627	631	640
Depreciation and amortization	34,030	34,408	26,411	25,519	25,547
Loss (gain) on sales of real estate, net	—	(24,804)	(268,464)	230	6
NOI	$102,468	$101,932	$98,923	$77,197	$76,286
Adjustment to NOI	(1,003)	898	(1,839)	(406)	(600)
Cash NOI	$101,465	$102,830	$97,084	$76,791	$75,686
Cash NOI plus interest income	101,465	102,830	97,084	76,791	75,686
Adjustment to NOI	1,003	(898)	1,839	406	600
Non-SPP NOI	(28,322)	(24,698)	(23,557)	(521)	114
SPP NOI	$74,146	$77,234	$75,366	$76,676	$76,400
Adjustment to SPP NOI	(10)	813	(1,101)	8	(252)
SPP cash NOI	$74,136	$78,047	$74,265	$76,684	$76,148

18

Reconciliations
In thousands

SHOP

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Net Income (loss)	$10,753	$32,967	$17,094	$12,672	$18,337
Interest expense	8,130	5,928	4,596	1,166	933
Depreciation and amortization	26,837	30,680	26,358	24,415	24,884
Loss (gain) on sales of real estate, net	—	(675)	(366)	232	(5,180)
Equity loss (income) from unconsolidated JVs	3,517	(12,703)	(1,993)	1,065	245
HCP's share of unconsolidated JVs:
Revenues	50,973	52,167	76,364	81,368	81,936
Operating expenses	(42,463)	(41,547)	(59,527)	(65,487)	(65,035)
NOI	$57,747	$66,817	$62,526	$55,431	$56,120
Adjustment to NOI	4,081	4,798	3,154	4,523	4,551
Cash NOI	$61,828	$71,615	$65,680	$59,954	$60,671
Cash NOI plus interest income	$61,828	$71,615	$65,680	$59,954	$60,671
Adjustment to NOI	(4,081)	(4,798)	(3,154)	(4,523)	(4,551)
Non-SPP NOI	(13,867)	(18,627)	(12,697)	(10,412)	(10,548)
SPP NOI	$43,880	$48,190	$49,829	$45,019	$45,572
Adjustment to SPP NOI	(406)	(94)	(333)	136	200
SPP cash NOI	$43,474	$48,096	$49,496	$45,155	$45,772

Life Science

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Net Income (loss)	$40,537	$55,892	$79,510	$38,929	$40,073
Interest expense	634	453	104	96	87
Depreciation and amortization	31,967	33,189	33,791	31,004	30,851
Loss (gain) on sales of real estate, net	—	(19,614)	(44,633)	(1,280)	(8)
Equity loss (income) from unconsolidated JVs	(778)	(664)	(770)	(763)	(789)
HCP's share of unconsolidated JVs:
Revenues	1,929	1,971	1,940	2,004	2,031
Operating expenses	(406)	(429)	(371)	(429)	(433)
NOI	$73,883	$70,798	$69,571	$69,561	$71,812
Adjustment to NOI	(314)	(1,458)	(256)	(91)	(751)
Cash NOI	$73,569	$69,340	$69,315	$69,470	$71,061
Cash NOI plus interest income	$73,569	$69,340	$69,315	$69,470	$71,061
Adjustment to NOI	314	1,458	256	91	751
Non-SPP NOI	(13,840)	(10,517)	(7,780)	(8,040)	(10,437)
SPP NOI	$60,043	$60,281	$61,791	$61,521	$61,375
Adjustment to SPP NOI	453	(601)	441	1,071	1,545
SPP cash NOI	$60,496	$59,680	$62,232	$62,592	$62,920

19

Reconciliations
In thousands

Medical Office

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Net Income (loss)	$26,649	$29,880	$30,918	$29,865	$31,462
Interest expense	1,608	995	129	127	126
Depreciation and amortization	41,111	41,360	42,729	42,488	42,047
Loss (gain) on sales of real estate, net	9	—	—	406	—
Equity loss (income) from unconsolidated JVs	(462)	(1,809)	(269)	(303)	(274)
HCP's share of unconsolidated JVs:
Revenues	502	492	489	496	496
Operating expenses	(148)	(143)	(142)	(146)	(143)
NOI	$69,269	$70,775	$73,854	$72,933	$73,714
Adjustment to NOI	(814)	(1,195)	(969)	(769)	(582)
Cash NOI	$68,455	$69,580	$72,885	$72,164	$73,132
Cash NOI plus interest income	$68,455	$69,580	$72,885	$72,164	$73,132
Adjustment to NOI	814	1,195	969	769	582
Non-SPP NOI	(6,662)	(6,971)	(10,200)	(9,648)	(10,166)
SPP NOI	$62,607	$63,804	$63,654	$63,285	$63,548
Adjustment to SPP NOI	4	(354)	87	502	650
SPP cash NOI	$62,611	$63,450	$63,741	$63,787	$64,198

Other

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Net Income (loss)	$40,365	$37,329	$41,736	$(16,500)	$6,644
Interest income	(20,482)	(17,510)	(18,331)	(20,869)	(11,774)
Interest expense	2,260	2,084	1,997	1,181	618
Depreciation and amortization	7,462	7,290	7,265	7,325	7,259
Impairments (recoveries), net	—	—	—	56,682	25,328
Loss (gain) on sales of real estate, net	—	—	(3,795)	—	—
Equity loss (income) from unconsolidated JVs	(224)	(212)	(237)	(239)	(244)
HCP's share of unconsolidated JVs:
Revenues	410	394	418	417	421
Operating expenses	(20)	(18)	(19)	(19)	(20)
NOI	$29,771	$29,357	$29,034	$27,978	$28,232
Adjustment to NOI	(1,140)	(1,095)	(1,012)	(864)	(1,283)
Cash NOI	$28,631	$28,262	$28,022	$27,114	$26,949
Interest income	20,482	17,510	18,331	20,869	11,774
Cash NOI plus interest income	$49,113	$45,772	$46,353	$47,983	$38,723
Interest income	(20,482)	(17,510)	(18,331)	(20,869)	(11,774)
Adjustment to NOI	1,140	1,095	1,012	864	1,283
FX adjustment - GAAP SPP	(25)	415	426	181	—
Non-SPP NOI	(1,967)	(1,920)	(1,063)	33	32
SPP NOI	$27,779	$27,852	$28,397	$28,192	$28,264
Adjustment to SPP NOI	(1,114)	(1,508)	(1,438)	(1,047)	(1,285)
FX adjustment - Cash SPP	(21)	374	384	165	—
SPP cash NOI	$26,644	$26,718	$27,343	$27,310	$26,979

20

Reconciliations
In thousands

Corporate Non-Segment

	Three Months Ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
Net Income (loss)	$(32,059)	$(186,456)	$(45,430)	$(93,682)	$(152,329)
Interest expense	104,584	93,048	79,265	74,587	68,924
General and administrative	34,781	20,600	22,478	21,286	23,523
Acquisition and pursuit costs	2,763	3,760	1,057	867	580
Other expense (income), net	(1,432)	1,410	(51,208)	(71)	10,556
Loss on debt extinguishments	—	46,020	—	—	54,227
Income tax expense (benefit)	(424)	3,372	(6,162)	(2,987)	(5,481)
Discontinued operations	(108,213)	18,246	—	—	—
NOI	$—	$—	$—	$—	$—

21

Reconciliations
In thousands, except per month data

REVPOR SHOP

	Three months ended
	September 30, 2016	December 31, 2016	March 31, 2017	June 30, 2017	September 30, 2017
REVPOR SHOP
Rental and operating revenues	$170,739	$186,118	$140,228	$125,416	$126,040
HCP share of unconsolidated JV rental and operating revenues	50,973	52,167	76,364	81,368	81,936
Total rental and operating revenue	$221,712	$238,285	$216,592	$206,784	$207,976
Adjustments to rental and operating revenues	4,779	4,798	3,607	4,812	5,218
Cash rental and operating revenues	$226,491	$243,083	$220,199	$211,596	$213,194
Other adjustments to REVPOR SHOP(1)	(9,306)	(7,042)	(10,650)	(2,363)	(4,137)
REVPOR SHOP revenues	$217,185	$236,041	$209,549	$209,233	$209,057

Average occupied units/month(2)	16,392	17,720	15,545	15,375	15,323
REVPOR SHOP per month(3)	$4,417	$4,440	$4,493	$4,536	$4,548

SPP REVPOR SHOP
REVPOR revenues	$217,185	$236,041	$209,549	$209,233	$209,057
Sale of interest in RIDEA II portfolio(4)	(40,582)	(40,321)	—	—	—
Entrance fees, net of reserves(5)	(7,201)	(7,574)	(6,760)	(7,992)	(8,372)
Change in reporting structure(6)	(5,612)	(14,752)	(23,013)	(23,043)	(24,705)
Other non-SPP cash rental and operating revenues	1,144	(7,639)	(10,070)	(10,108)	(8,306)
SPP REVPOR SHOP revenues	$164,934	$165,755	$169,706	$168,090	$167,674

SPP average occupied units/month(2)	13,270	13,248	13,155	12,982	12,913
SPP REVPOR SHOP per month	$4,143	$4,170	$4,300	$4,316	$4,328
 ______________________________________

(1)
Includes revenue for newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, assets in redevelopment, and assets that experienced a casualty event that significantly impacted operations.

(2)	Includes HCP's pro rata share of average occupied units held in the Company's unconsolidated JVs.

(3)	Represents the current quarter REVPOR divided by a factor of three.

(4)	Revenues have been recasted to reflect our retained 40% equity interest in RIDEA II resulting from the deconsolidation of RIDEA II during the first quarter of 2017.

(5)	Represents our 49% share of non-refundable entrance fees as the fees are collected from our CCRC JV, net of a reserve for statutory refunds due to early terminations.

(6)	Represents revenues for assets that transitioned from senior housing triple-net to SHOP during the year-over-year comparison period.

22